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                                                                    Exhibit 10.2

                   LONG TERM CASH INCENTIVE COMPENSATION PLAN

                          (JANUARY 1, 1997 RESTATEMENT)

         KeyCorp (the "Corporation") hereby establishes this Long Term Cash

Incentive Compensation Plan for the purpose of providing an incentive to selected senior officers of the Corporation and its subsidiaries.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For the purposes hereof, the following words and phrases shall have the meanings indicated:

         1. A "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of any Incentive

Compensation Award for which the Participant is eligible at the time of the

Participant's death.

         2. Change of Control. A "Change of Control" shall be deemed to have occurred if at any time there is a Change of Control under any of clauses (a),

(b), (c), or (d) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company,

partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

         (a) A Change of Control will have occurred under this clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation

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                  is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

                  (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

                  (ii) immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (A) the pendency of the transaction or (B) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

         (b) A Change of Control will have occurred under this clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this clause (b)).

         (c) A Change of Control will have occurred under this clause (c) if either

                  (i) without the prior approval, solicitation, invitation, or recommendation of the Corporation's Board of Directors any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934
                           Act) proxies in connection with a proposal that is not approved or recommended by the Corporation's Board of Directors, or

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                  (ii)     any person or entity publicly announces a bona fide
                           intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act),

                  and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause
                  (c).

         For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

                  (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this subclause (x)).

                  (y) The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if

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                           the Corporation becomes a subsidiary in the
                           transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

                  (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

         (d) A Change of Control will have occurred under this clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

         3. The "Committee" shall mean the Compensation and Organization

Committee of the Board of Directors of the Corporation or other Committee of the

Board of Directors hereafter succeeding to the responsibilities currently performed by the Compensation and Organization Committee with respect to the

Plan.

         4. "Compensation Cycle" shall mean a period consisting of three consecutive calendar years.

         5. A "Deferred Compensation Account" shall mean the bookkeeping account to which any amount of an Incentive Compensation Award that has been deferred pursuant to this Plan prior to January 1, 1997 shall be credited.

         6. An "Incentive Compensation Award" shall mean the incentive which may be paid to a Participant pursuant to the Plan.

         7. "Market Point" shall mean for any Participant the average market point (as determined under the Corporation's salary administration program) of such Participant's job grade at the end of each of the three years of the applicable Compensation Cycle; provided, however, that if the Corporation changes such Participant's job grade during any such year or such Participant is promoted,

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transferred, or otherwise moves into a different job grade during such year, then such Market Point shall be calculated on a pro rata basis for each of the periods in which such job grades were in effect for such Participant.

         8.  A "Participant" shall mean a senior officer of the Corporation or one of its subsidiaries who is selected by the Committee to participate in the Plan.

         9.  The "Plan" shall mean this Long Term Cash Incentive

Compensation Plan, together with all amendments hereto.

         10. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 80 percent or more of the issued and outstanding stock is owned by the

Corporation or by a Subsidiary of the Corporation.

                                   ARTICLE II

                          INCENTIVE COMPENSATION AWARDS
                          -----------------------------

         1. PARTICIPATION. Annually, the Committee shall select the Participants in the Plan for the Compensation Cycle and shall determine whether such

Participant shall be in Incentive Group I, Incentive Group II, or Incentive

Group III. The selection will be made prior to the beginning of each

Compensation Cycle or as soon thereafter as is reasonably possible. Participants shall be notified of their selection in writing.

         2. INCENTIVE COMPENSATION AWARDS. The Incentive Compensation Awards are

determined by applying a percentage to each Participant's target incentive. The formula for determining the percentage shall be based on return on common equity of the Corporation for the Compensation Cycle (i.e., average annual return on common equity) and such formula shall be established by the Committee prior to the beginning of a Compensation Cycle or as soon thereafter as is reasonably possible. The Committee, in its sole discretion, may discontinue the participation of an individual Participant; any such discontinued Participant shall receive a pro rata Incentive Compensation Award after completion of the

Compensation Cycle; such pro rata

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payment shall be based on a fraction the numerator of which is the number of months of the Compensation Cycle that are completed prior to such discontinuance and the denominator of which is 36.


         Individual target incentives are as follows:

                                TARGET INCENTIVE
                                ----------------
                               AS A PERCENT OF
                               ---------------
         INCENTIVE GROUP             MARKET POINT
         ---------------             ------------

                 I                        30%
                II                        25%
               III                        20%

In the event that the Committee approves participation in the Plan for an individual whose job does not have an assigned job grade, the Committee is authorized to base the calculation of target incentive and other calculations under this Plan on such individual's base salary. As soon as practical after the end of each Compensation Cycle, the Corporation shall compute the amount of the

Incentive Compensation Awards payable under the Plan for such Compensation Cycle in accordance with the percentage determined by the formula. The Committee,

after consulting with the Chief Executive Officer or in its sole discretion,

reserves the right to increase or decrease the Incentive Compensation Awards of all Participants by revising the computation of the Corporation's return on common equity based on extraordinary circumstances that affected the

Corporation's financial performance; provided, however, if there occurs a Change of Control, such authority to decrease the Incentive Compensation Awards shall not apply to any Incentive Compensation Award, or any portion of Incentive

Compensation Award, earned on or prior to such Change of Control.

         3. PAYMENT UPON DEATH, DISABILITY, RETIREMENT, AND PLAN TERMINATION.

Participants who retire at age 65 or older or become disabled during a

Compensation Cycle, or the Beneficiary(s) or the estate of a Participant whose death occurs during a


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Compensation Cycle, shall receive a pro rata Incentive Compensation Award after completion of the Compensation Cycle; such pro rata payment shall be based on a fraction the numerator of which is the number of months of the Compensation Cycle that are completed prior to such change in status and the denominator of which is 36. The Committee may, in its sole discretion, award a pro rata Incentive Compensation Award to Participants who retire between the ages of 55 and 65, which pro rata payment will be calculated in the same manner as set forth in the immediately preceding sentence. If a

Participant terminates employment during the Compensation Cycle for any reason other than retirement, disability, or death, no Incentive Compensation Award shall be payable to such Employee. In the event that a Participant dies prior to receiving an Incentive Compensation Award, the Corporation shall pay any such

Incentive Compensation Award to the Participant's estate, unless the Participant designates in writing that payment shall be made to a Beneficiary or

Beneficiaries. Such designation shall include the proportion to be paid to each

Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant.

         In the event of any termination of this Plan for any reason, the guidelines or formulas for determining the Incentive Compensation Awards shall be based on the performance of the Corporation from the beginning of such

Compensation Cycle to the calendar month end occurring just prior to the effective date of the termination of the Plan. In the event of any such termination of the Plan, the Committee shall have no right to decrease the

Incentive Compensation Awards computed in accordance with this Section and

Article II, Section 2 above. If this Plan is terminated during a Compensation

Cycle for any reason, including but not limited to a termination caused by a

Change of Control, each Participant shall receive a pro rata Incentive

Compensation Award based on the number of full months of the Compensation Cycle that are completed prior to such termination of the Plan. In the event of any such plan

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termination, the Corporation shall base such pro rata Incentive Compensation

Awards on the Corporation's performance for each full year of any current Compensation Cycle and, for the year in which the termination occurs, on the number of full months of such year prior to the effective date of such Plan termination; the Corporation shall retain the services of the independent public accountants used by the Corporation (prior to the plan termination) to determine the financial performance for such partial year. The Corporation shall then calculate such pro rata Incentive Compensation Award using the Corporation's performance for each such full year and such partial year as determined above

(i.e., average monthly return on equity).

         4. PAYMENT OF INCENTIVE COMPENSATION AWARD. Incentive Compensation

Award shall be paid on or prior to March 15 of the calendar year following the end of the Compensation Cycle. Notwithstanding any other provision of the Plan,

the Committee, in its sole discretion, shall have the authority based on the

Corporation's estimated financial results for the Compensation Cycle to authorize payment of all or a portion of all Incentive Compensation Awards prior to the end of the Compensation Cycle, and if a portion, the Corporation shall pay the remaining portion of the Award on or prior to March 15 of the calendar year following the end of the Compensation Cycle.

         All Deferred Compensation Accounts for Incentive Compensation Awards

deferred prior to January 1, 1997 shall be transferred for record keeping purposes to the KeyCorp Deferred Compensation Plan on January 1, 1997 and shall be maintained in accordance with the provisions of such Deferred Compensation

Plan.

         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of all Incentive Compensation Awards due to any Plan Participant if

the Committee determines that, based on the Corporation's estimated financial results, the Corporation would be denied a deduction for federal income tax purposes for such Award or the

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portion thereof by reason of Section 162(m) of the Internal Revenue Code of

1986, as amended, and the regulations issued thereunder, if the Award or the portion thereof were not so deferred. Such deferred Incentive Compensation

Awards, or the portion thereof, shall be deferred in accordance with the provisions of the KeyCorp Deferred Compensation Plan.

         All payments of Incentive Compensation Awards shall be in cash from the general assets of the Corporation or a Subsidiary, and Participants shall have the status of general unsecured creditors of the Corporation.

         It is the intention of the Corporation and the Participants that the

Plan be unfunded for tax purposes and for the purposes of Title I of the

Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE III

                                 ADMINISTRATION
                                 --------------

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out its duties under the Plan,

including the power to determine all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation and the Committee may take such further action as the Corporation and the

Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation and the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of

1974, as amended, the Committee shall provide a procedure for handling claims of

Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the


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denial of any such claims as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the "administrator" for the purpose of the Employee Retirement Income Security Act of 1974, as amended. Any action authorized under this Plan to be done by the Committee may be done by the

Board of Directors or any other Board committee authorized by the Board of

Directors.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized Committee thereof. Unless the Committee determines otherwise prior to a Change of Control,

this Plan shall be automatically terminated on the effective date of any Change of Control.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         1. NOT AN EMPLOYMENT AGREEMENT. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the

Corporation or a Subsidiary to continue such person's employment with the

Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         2. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right as against the Corporation or any Subsidiary, their officers,

employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.


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         3.  ABSENCE OF LIABILITY.  No member of the Board of Directors of the Corporation or a Subsidiary or any officer or employee of the Corporation or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission.

         4.  SEVERABILITY.  The invalidity or unenforceability of any particular provisions of the Plan shall not affect any other provision hereof,

and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         5.  GOVERNING LAW.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.


                              KEYCORP


                              By:  ______________________________________
                                   Roger Noall, Senior Executive Vice President
                                     and Chief Administrative Officer

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